EXHIBIT 99.1


                             [GRAPHIC OMITTED]

                          FOR ADDITIONAL INFORMATION:
                            Media Relations:           Investor Relations:
                            Jim Vitak                  Daragh Porter
                            (614) 790-3715             (859) 815-3825
                            jevitak@ashland.com        dlporter@ashland.com

                           FOR IMMEDIATE RELEASE
                              April 26, 2006

ASHLAND INC. REPORTS PRELIMINARY NET INCOME
OF $.67 PER SHARE FOR FISCAL SECOND QUARTER

Covington,  Ky. - Ashland Inc.  (NYSE:  ASH) today  announced  preliminary*
results for the fiscal second quarter ended March 31, 2006. For the 2006 second quarter:
   o Net income was $49 million, or $.67 per share, as compared with $33 million, or $.44 per share, in the March 2005 quarter.
   o Chemical Sector operating income totaled $58 million, down 25 percent versus the prior-year quarter, primarily due to continuing underperformance by Valvoline in the current year and gains on dispositions in the prior year.
   o Transportation Construction Sector performance improved from an operating loss of $51 million in the March 2005 quarter to a loss of $11 million in the current quarter, which included gains of $10 million on asset sales.
Ashland's net income comparison is affected by the June 2005 transfer of Ashland's former 38-percent interest in Marathon Ashland Petroleum LLC
(MAP) to Marathon Oil Corp. (the MAP Transaction), the retirement of most of Ashland's debt and the temporary investment of the remaining proceeds. Net income in the 2005 quarter included $37 million of net income from MAP, as well as net after-tax interest expense of $18 million, for a net benefit of $19 million, or $.26 per share. The 2006 quarter included $6 million, or $.08 per share, of net after-tax interest income. The 2006 quarter also included tax benefits of $8 million, or $.11 per share, from R&D credits and favorable adjustments to tax contingency reserves.
         "Our Transportation Construction Sector performed well for our second fiscal quarter, considering that it represents the winter months," said James J. O'Brien, Ashland chairman and chief executive officer. "Due to the seasonality of the construction business, results for the March quarter are typically negative in this sector. Ashland Distribution achieved its ninth consecutive record quarter for operating income. In addition, Ashland Specialty Chemical's operating income increased solidly excluding a one-time gain in 2005. Valvoline continued to experience difficult

                                  -more-

Ashland Inc. reports preliminary net income of $.67 per share for fiscal second quarter; pg. 2 market conditions, resulting in a significant decline in operating income. Overall, with three of our four divisions performing well, we are pleased with Ashland's second-quarter results."
         Ashland Specialty Chemical earned operating income for the March 2006 quarter of $26 million, a 16-percent decline from $31 million of operating income in the March 2005 quarter, which included a $7 million gain on the sale of an idle plant in Plaquemine, La. Excluding that gain, operating income increased 8 percent. Sales and operating revenues grew to $447 million during the March 2006 quarter, a 3-percent increase over the March 2005 quarter. Margin expansion drove operating income growth, while volume during the quarter was down slightly, when adjusted for the maleic anhydride business transferred to Marathon in the MAP Transaction.
         Ashland Distribution earned a record $30 million of operating income in the March 2006 quarter, 3 percent above the previous record of $29 million for the March 2005 quarter. Sales and operating revenues increased 8 percent versus the March 2005 quarter to $1,029 million. The division's performance for the second quarter reflects more typical margins as hurricane-related supply disruptions abated.
         Valvoline's operating income for the March 2006 quarter was $2 million, down 88 percent versus the March 2005 quarter, primarily due to rapid increases in raw material costs. Valvoline's sales and operating revenues were $353 million for the quarter, a 9-percent increase over the March 2005 quarter, due to a combination of a 5-percent increase in lubricant volumes and higher selling prices. Valvoline has not been able to recoup through price increases the full impact of the rapidly rising cost of base lube stock. Consequently, branded lubricant margins declined 20 percent from last year's quarter. While Valvoline continued to implement price increases, margins thus far have not recovered.
         The Transportation Construction Sector, known as Ashland Paving And Construction, Inc. (APAC), reported substantially improved results for the March 2006 quarter, with an operating loss of $11 million as compared with a loss of $51 million in the March 2005 quarter. Results for the March 2006 quarter included an $8 million gain from the transfer of property subject to eminent domain and a $2 million gain from the sale of assets in construction markets exited by APAC. The 2006 quarter also included a $3 million gain on commodity hedges. APAC's improved performance primarily reflects enhanced bidding and estimating processes, resulting in higher pricing and better margins. In addition, performance was assisted by a significantly milder winter, which led to increased hot-mix asphalt and aggregate volumes. At March 31, 2006, APAC's construction backlog, which consists of work awarded and funded but not yet performed, was $2.1 billion, equal to the prior year.


                                  -more-

Ashland Inc. reports preliminary net income of $.67 per share for fiscal second quarter; pg. 3


     Commenting on the outlook for the year, O'Brien concluded, "Valvoline continues to experience a market environment more difficult than we've seen in over a decade. However, I am pleased with the continuing strong performance of our Ashland Distribution and Ashland Specialty Chemical divisions and the sharp improvement in APAC's performance."
         Today at 11 a.m. (EDT), Ashland will provide a live webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.
         Ashland   Inc.   (NYSE:   ASH)  is  a  FORTUNE  500  chemical  and
transportation construction company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.

                                   - 0 -

FORTUNE 500 is a registered trademark of Time Inc.

* PRELIMINARY RESULTS
Financial results are preliminary until the Company's Quarterly Report on Form 10-Q is filed with the U.S. Securities and Exchange Commission. This filing is expected to be made on or before May 10, 2006.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2005. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries                                                                                  Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
                                                                                  Three months ended          Six months ended
                                                                                       March 31                   March 31
                                                                                -----------------------    ------------------------
                                                                                   2006         2005          2006          2005
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   2,275    $   2,062     $    4,687    $   4,239
     Equity income                                                                      2           69              4          215
     Other income                                                                      22           18             37           35
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,299        2,149          4,728        4,489
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           1,936        1,754          3,965        3,603
     Selling, general and administrative expenses                                     314          309            619          620
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,250        2,063          4,584        4,223
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME                                                                       49           86            144          266
     Gain (loss) on the MAP Transaction (a)                                            (3)           -             (2)           -
     Loss on early retirement of debt                                                   -            -              -           (2)
     Net interest and other financing income (costs)                                    9          (29)            20          (59)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                               55           57            162          205
     Income taxes                                                                      (6)         (24)           (47)         (79)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS                                                      49           33            115          126
     Results from discontinued operations (net of income taxes)                         -            -             (1)           -
                                                                                ----------   ----------    -----------   ----------
NET INCOME                                                                      $      49    $      33     $      114    $     126
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS  PER SHARE
     Income from continuing operations                                          $     .67    $     .44     $     1.59    $    1.72
     Results from discontinued operations                                               -            -           (.02)           -
                                                                                ----------   ----------    -----------   ----------
     Net income                                                                 $     .67    $     .44     $     1.57    $    1.72
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          72           74             73           73

SALES AND OPERATING REVENUES
     APAC                                                                       $     489    $     388     $    1,215    $   1,000
     Ashland Distribution                                                           1,029          956          1,996        1,851
     Ashland Specialty Chemical                                                       447          434            895          833
     Valvoline                                                                        353          323            663          633
     Intersegment sales                                                               (43)         (39)           (82)         (78)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   2,275    $   2,062     $    4,687    $   4,239
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME (b)
     APAC                                                                       $     (11)   $     (51)    $       28    $     (47)
     Ashland Distribution                                                              30           29             65           49
     Ashland Specialty Chemical                                                        26           31             53           47
     Valvoline                                                                          2           17              3           30
     Refining and Marketing (c)                                                         -           61              -          197
     Unallocated and other                                                              2           (1)            (5)         (10)
                                                                                ----------   ----------    -----------   ----------
                                                                                $      49    $      86     $      144    $     266
                                                                                ==========   ==========    ===========   ==========

(a) "MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP), Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion.
(b) In October 2005, Ashland refined its segment reporting to allocate substantially all corporate expenses to Ashland's four operating divisions, with the exception of certain legacy costs or items clearly not associated with the operating divisions. Prior periods have been conformed to the current period presentation.
(c) Includes Ashland's equity income from MAP, amortization related to Ashland's excess investment in MAP and other activities associated with refining and marketing through June 30, 2005.

Ashland Inc. and Consolidated Subsidiaries                                                                                  Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

                                                                                                                 March 31
                                                                                                        ---------------------------
                                                                                                           2006           2005
                                                                                                        -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                      $      476     $        74
         Available-for-sale securities                                                                         621               -
         Accounts receivable                                                                                 1,566           1,310
         Inventories                                                                                           595             546
         Deferred income taxes                                                                                  88              95
         Refundable income taxes                                                                                50             125
         Other current assets                                                                                   73              83
                                                                                                        -----------    ------------
                                                                                                             3,469           2,233

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                                      -           2,926
         Goodwill and other intangibles                                                                        641             622
         Asbestos insurance receivable (noncurrent portion)                                                    345             381
         Deferred income taxes                                                                                 169               -
         Other noncurrent assets                                                                               491             351
                                                                                                        -----------    ------------
                                                                                                             1,646           4,280

     Property, plant and equipment
         Cost                                                                                                3,349           3,196
         Accumulated depreciation, depletion and amortization                                               (1,912)         (1,894)
                                                                                                        -----------    ------------
                                                                                                             1,437           1,302
                                                                                                        -----------    ------------

                                                                                                        $    6,552     $     7,815
                                                                                                        ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                       $       12     $       726
         Trade and other payables                                                                            1,294           1,254
         Income taxes                                                                                            6              30
                                                                                                        -----------    ------------
                                                                                                             1,312           2,010

     Noncurrent liabilities
         Long-term debt (less current portion)                                                                  77           1,086
         Employee benefit obligations                                                                          404             436
         Deferred income taxes                                                                                   -             264
         Reserves of captive insurance companies                                                               179             201
         Asbestos litigation reserve (noncurrent portion)                                                      500             545
         Other long-term liabilities and deferred credits                                                      386             374
                                                                                                        -----------    ------------
                                                                                                             1,546           2,906

     Stockholders' equity                                                                                    3,694           2,899
                                                                                                        -----------    ------------

                                                                                                        $    6,552     $     7,815
                                                                                                        ===========    ============

Ashland Inc. and Consolidated Subsidiaries                                                                                  Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
                                                                                                             Six months ended
                                                                                                                 March 31
                                                                                                         --------------------------
                                                                                                            2006           2005
                                                                                                         -----------    -----------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                                   $      115     $      126
     Adjustments to reconcile to cash flows from operations
         Depreciation, depletion and amortization                                                               103             93
         Deferred income taxes                                                                                   39            (11)
         Equity income from affiliates                                                                           (4)          (215)
         Distributions from equity affiliates                                                                     3              4
         Change in operating assets and liabilities (a)                                                        (279)          (242)
         Other items                                                                                             (1)             1
                                                                                                         -----------    -----------
                                                                                                                (24)          (244)
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                      14             51
     Excess tax benefits related to share-based payments                                                          4              6
     Repayment of long-term debt                                                                                 (5)          (174)
     Repurchase of common stock                                                                                (138)             -
     Increase in short-term debt                                                                                  -            438
     Cash dividends paid                                                                                        (40)           (40)
                                                                                                         -----------    -----------
                                                                                                               (165)           281
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment                                                                (126)          (127)
     Purchase of operations - net of cash acquired                                                               (3)          (101)
     Proceeds from sale of operations                                                                            12             16
     Purchases of available-for-sale securities                                                                (549)             -
     Proceeds from sales and maturities of available-for-sale securities                                        337              -
     Other - net                                                                                                  5              6
                                                                                                         -----------    -----------
                                                                                                               (324)          (206)
                                                                                                         -----------    -----------
CASH USED BY CONTINUING OPERATIONS                                                                             (513)          (169)
     Cash provided by discontinued operations
         Operating cash flows                                                                                     4              -
                                                                                                         -----------    -----------
DECREASE IN CASH AND CASH EQUIVALENTS                                                                    $     (509)    $     (169)
                                                                                                         ===========    ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                                $       52     $       44
     Ashland Distribution                                                                                        10              9
     Ashland Specialty Chemical                                                                                  21             22
     Valvoline                                                                                                   13             13
     Unallocated and other                                                                                        7              5
                                                                                                         -----------    -----------
                                                                                                         $      103     $       93
                                                                                                         ===========    ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                                $       51     $       62
     Ashland Distribution                                                                                        19              8
     Ashland Specialty Chemical                                                                                  31             31
     Valvoline                                                                                                   14             14
     Unallocated and other                                                                                       11             12
                                                                                                         -----------    -----------
                                                                                                         $      126     $      127
                                                                                                         ===========    ===========

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries                                                                                  Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
                                                                              Three months ended             Six months ended
                                                                                   March 31                      March 31
                                                                           --------------------------    --------------------------
                                                                              2006           2005           2006           2005
                                                                           -----------    -----------    -----------    -----------
APAC
     Construction backlog at March 31 (a)                                                                $    2,107     $    2,135
     Net construction job revenues (b)                                     $      257     $      198     $      681     $      542
     Hot-mix asphalt production (tons)                                            4.2            3.7           11.9           11.5
     Aggregate production (tons)                                                  7.0            6.5           15.1           14.3
ASHLAND DISTRIBUTION (c)
     Sales per shipping day                                                $     16.1     $     15.4     $     16.0     $     14.9
     Gross profit as a percent of sales                                           9.6%           9.8%           9.9%           9.7%
ASHLAND SPECIALTY CHEMICAL (c)
     Sales per shipping day                                                $      7.0     $      7.0     $      7.2     $      6.7
     Gross profit as a percent of sales                                          28.4%          26.7%          27.9%          25.5%
VALVOLINE
     Lubricant sales (gallons)                                                   44.2           42.2           82.7           83.3
     Premium lubricants (percent of U.S. branded volumes)                        24.3%          24.1%          23.7%          23.0%

(a) Includes APAC's proportionate share of the backlog of unconsolidated joint ventures.
(b)  Total construction job revenues, less subcontract costs.
(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.